EXHIBIT 10.2
TANDY BRANDS ACCESSORIES, INC.
1995 STOCK DEFERRAL PLAN FOR NON-EMPLOYEE DIRECTORS
Amendment No. 2
     THIS AMENDMENT NO. 2 to the Tandy Brands Accessories, Inc. 1995 Stock Deferral Plan for Non-Employee Directors (the “Plan”) is dated December 31, 2008, to amend the Plan in the following respects:
     WHEREAS, the Plan was established by Tandy Brands Accessories, Inc., a Delaware corporation (the “Company”), and was subsequently amended;
     WHEREAS, in accordance with Section 8.1 of the Plan, the Plan shall be administered by the Company’s Board of Directors (the “Board”) and the Board shall have the discretion to amend the Plan; and
     WHEREAS, the Board has determined to amend the Plan by making such changes as necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
     NOW THEREFORE, effective December 31, 2008, the Plan is hereby amended in the following respects:
     1. Deferral Elections. Section 3.1(a) of the Plan shall be deleted in its entirety and replaced with the following:
          “(a) Deferral Elections. Commencing on the effective date of the Plan, payment of the Retainer Fees and/or Meeting Fees may be deferred by election of the Non-Employee Director. Each such Deferral Election of the Retainer Fees and/or Meeting Fees shall be made pursuant to a form and at such time as the Company shall require, provided that each such form shall be executed no later than the last day of December immediately preceding the calendar year for which the Non-Employee Director elects to defer receipt of the Retainer Fees and/or Meeting Fees. Notwithstanding the foregoing, on the date a Non-Employee Director first becomes a member of the Board, he may make such Deferral Election of Retainer Fees and/or Meeting Fees, in such form as the Company shall require, within thirty (30) days of such date. In such event, his election to participate in the Plan shall become effective immediately. At the time a Non-Employee Director makes a Deferral Election pursuant to this Section 3.1(a), the Non-Employee Director shall elect the manner and date upon which his benefit under the Plan (an “Initial Election”) shall be distributed. A Non-Employee Director shall have the option to change his or her Initial Election to postpone or modify the manner of payment of his benefit from that initially elected to be effective; provided that such election (the “Subsequent Election”) is received by the Company at least twelve months before the original distribution date in effect prior to the Subsequent Election, and the modified distribution date shall occur no earlier than five years from the original distribution date. Under no circumstances shall a modification of the original distribution date result in an acceleration of payments in violation of Section 409A of the Code. The distribution elections described in this paragraph must be made on a form supplied by the Company for that purpose.”
     2. Change of Control. Section 10.3(b) of the Plan shall be deleted in its entirety and replaced with the following:
          “(b) “Change of Control” shall mean the occurrence of any of the following events:
               (i) any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company;
               (ii) any one person, or more than one person acting as a group, acquires (or has acquired during any twelve month period) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company;
               (iii) a majority of the members of the Board is replaced during any twelve month period by directors whose appointment is not endorsed by a majority of the members of the Board before the date of the appointment or election; or
               (iv) any one person, or more than one person acting as a group, acquires (or has acquired during any twelve month period) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.
          The determination of whether a Change of Control has occurred shall be made by the Board in accordance with the provisions of Section 409A of the Code and the Treasury Regulations promulgated thereunder.”
     3. Effect on Plan. Except as otherwise set forth in this Amendment No. 2, the Plan shall remain in full force and effect.
     IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment No. 2 to the Plan effective as of the date first indicated above.

TANDY BRANDS ACCESSORIES, INC. a Delaware corporation
By:	/s/ Craig Mackey
	Name:	Craig Mackey
	Title:	Chief Financial Officer

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